Registration No. 333-______
                                                  Filed May 23, 2003

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                          ______________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                           _____________________



                      PROGRESS FINANCIAL CORPORATION
______________________________________________________________________________
  (Exact Name of Registrant as specified in its Articles of Incorporation)



          Delaware                                23-2413363
______________________________________________________________________________
   (State of incorporation)           (IRS Employer Identification No.)



                       4 Sentry Parkway, Suite 200
                      Blue Bell, Pennsylvania 19422
______________________________________________________________________________
      (Address of principal executive offices, including zip code)



                    2000 INCENTIVE STOCK OPTION PLAN
______________________________________________________________________________
                        (Full Title of the Plans)


                                         Copies to:
W. Kirk Wycoff, Chairman, President
  and Chief Executive Officer
Progress Financial Corporation           Kenneth B. Tabach, Esq.
4 Sentry Parkway                         Elias, Matz, Tiernan  & Herrick L.L.P.
Blue Bell, Pennsylvania 19422            734 15th Street, N.W.
___________________________________      Washington, D.C. 20005
(610) 825-8800                           (202) 347-0300
(Name, address, and telephone number
 of agent for service)




                 Index to Exhibits is located on page 5.

                     CALCULATION OF REGISTRATION FEE


   Title of                     Proposed         Proposed
  Securities       Amount          Maximum        Maximum           Amount of
     to be         to be       Offering Price     Aggregate       Registration
  Registered    Registered(1)    Per Share      Offering Price         Fee
  ----------    -------------  --------------   --------------    ------------

Common Stock,
par value $1.00   100,000(2)    $14.32(3)       $1,432,000(3)       $115.85



(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Progress Financial Corporation (the "Company" or the "Registrant") 2000 Incentive Stock Option Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the Companys outstanding common stock, $1.00 par value per share ("Common Stock").

(2) Represents 100,000 additional shares currently reserved for issuance pursuant to the Plan as a result of amendments to the Plan adopted by the Company and approved by stockholders of the Company at the annual meeting of stockholders in April 2003 bringing the total number of shares of Common Stock which may be issued under the Plan to 300,000.

(3) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is equal to the average of the high and low prices of the Common Stock on May 19, 2003 as reported on the Nasdaq Stock Market, National Market System.


                   __________________________


     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section
8(a) of the Securities Act and 17 C.F.R. Section 230.462.






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                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2002;

          (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements in the Form 10-K referred to in clause (a) above;

          (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-1 (Commission File No. 33-59218) filed with the Commission on March 8, 1993; and

          (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable since the Company's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.


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Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("DGCL") sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacity as such. The Certificate of Incorporation and Bylaws of the Company provide that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by law. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions. Section 102(b)(7) of the DGCL sets forth circumstances which a director's personal liability to a corporation to its stockholders for money damages for breach of fiduciary duty as a director may be eliminated or limited. The Certificate of Incorporation provides for the limitation of personal liability of directors to stockholders for monetary damages to the Company or its stockholders for such directors breach of fiduciary duty as a director of the Company to the full extent permitted by law.

     The Company carries a liability insurance policy for its officers and directors.

Item 7.  Exemption from Registration Claimed.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.




















                               4


Item 8.  Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


     No.      Exhibit                                         Location
     ---      -------                                         --------

     4        Common Stock Certificate                           (1)

     5        Opinion of Elias, Matz, Tiernan & Herrick        Filed herewith
                L.L.P. as to the legality of the securities

     23.1     Consent of Elias, Matz, Tiernan & Herrick          --
              L.L.P. (contained in the opinion included
               as Exhibit 5)

     23.2     Consent of PricewaterhouseCoopers LLP            Filed herewith

     24       Power of attorney for any subsequent               --
               amendments (located in the signature pages)

     99.1     2000 Incentive Stock Option Plan                   (2)


_____________________

(1)  Incorporated by reference from the Company's Registration
Statement on Form S-1 (Commission File No. 33-59218) filed with the Commission on March 8, 1993.

(2) Incorporated by reference from the Company's definitive proxy statement for the 2000 Annual Meeting of Stockholders filed with the Commission on March 28, 2000.


Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:





                               5

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and
(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               6

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Blue Bell, Commonwealth of Pennsylvania on May 20, 2003.

                         PROGRESS FINANCIAL CORPORATION

                         By: /s/ W. Kirk Wycoff
                             -----------------------------------------
                             W. Kirk Wycoff
                             Chairman, President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints W. Kirk Wycoff his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


        Name                   Title                       Date
____________________         _________                 ____________


/s/ William O. Daggett, Jr.   Director                 May 20, 2003
---------------------------
William O. Daggett, Jr.



--------------------          Director
Frank A. Farnesi



/s/ Michael B. High           Chief Operating          May 20, 2003
-------------------           Officer and Chief
Michael B. High               Financial Officer
                              (principal
                              financial and
                              accounting
                              officer)



/s/ G. Daniel Jones           Director                 May 20, 2003
-------------------
G. Daniel Jones


                               7

        Name                   Title                       Date
____________________         _________                 ____________



/s/ Joseph R. Klinger         Director                 May 20, 2003
---------------------
Joseph R. Klinger



/s/ Paul M. LaNoce            Director                 May 20, 2003
------------------
Paul M. LaNoce



/s/ A. John May III           Director                 May 20, 2003
-------------------
A. John May III



/s/ William L. Mueller        Director                 May 20, 2003
----------------------
William L. Mueller



/s/ Kevin J. Silverang        Director                 May 20, 2003
----------------------
Kevin J. Silverang



/s/ Charles J. Tornetta       Director                 May 20, 2003
-----------------------
Charles J. Tornetta



/s/ W. Kirk Wycoff            Chairman,                May 20, 2003
------------------            President and
W. Kirk Wycoff                Chief Executive
                              Officer
                              (principal
                              executive officer)


/s/ Stephan T. Zarilli        Director                 May 20, 2003
----------------------
Stephen T. Zarrilli



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